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                                                                     EXHIBIT 3.2

                                                                         [STAMP]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HV MARINE SERVICES, INC.


         Pursuant to Section 242 of the Delaware General Corporation Law, HV Marine Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended so that Article One reads as follows:

                                  "ARTICLE ONE

         The name of the corporation is HORNBECK-LEEVAC Marine Services, Inc."

         SECOND: The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, said HV Marine Services, Inc., has caused this certificate to be signed by Christian G. Vaccari, its Chief Executive Officer, and attested by Todd M. Hornbeck, its Secretary, this 31 day of October, 1999.



                                     HV MARINE SERVICES, INC.
ATTEST:


By: /s/ TODD M. HORNBECK             By: /s/ CHRISTIAN G. VACCARI
   ------------------------------       -------------------------------------
   Todd M. Hornbeck, Secretary          Christian G. Vaccari, Chief Executive
                                        Officer